Grantham, Mayo, Van Otterloo & Co. LLC

MEMORANDUM

To: Mr. David Lyons
Investors Bank & Trust Company

From: Judith Lyden

cc: Matthew Dunlap, IBT
Date: October 26, 2005

Re: GMO Trust - Item 77 Attachments - Form N-SAR
For Period March 1, 2005 - August 31, 2005

Item 7
As a reminder to update on your report under item #7:

•	Effective March 1, 2005, a new series of the GMO Trust became effective: GMO Alternative Asset Opportunity Fund
•	Effective May 16, 2005, a new series of the GMO Trust became effective: GMO Strategic Balanced Allocation Fund
•	Effective May 16, 2005, a new series of the GMO Trust became effective: GMO World Opportunities Equity Allocation Fund
•	Effective May 16, 2005, a new series of the GMO Trust became effective: GMO Developed World Stock Fund
•	Effective May 25, 2005, two series of the Trust were rescinded: GMO International Core Plus Allocation Fund and GMO Real Asset Fund
•	Effective August 31, 2005 the name of GMO Small Cap Value Fund has been changed to: GMO Small/Mid Cap Value Fund
•	Effective August 31, 2005, the name of GMO Small Cap Growth Fund has been changed to: GMO Small/Mid Cap Growth Fund
•	Effective August 31, 2005, the name of GMO Tax-Managed Small companies Fund has been changed to: GMO Tax-Managed Small/Mid Cap Fund
•	Effective August 5, 2005, eight new series of the GMO Trust became effective:
GMO U.S. Core Equity Fund, GMO U. S. Value Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Growth Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO International Core Equity Fund and GMO International Growth Equity Fund

Item 77D: Policies with respect to security investments

GMO Small/Mid Cap Value Fund
The Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index and in companies with similar market capitalizations (“small and mid cap companies”). As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, ranged from $20 million to $8 billion. In addition, as of May 31, 2005, the average market capitalization of companies that issue stocks included in the Russell 2500 Index was approximately $2.4 billion and the median market capitalization was approximately $690 million. Under normal circumstances, the Fund invests at least 80% of its assets in investments in small and mid cap companies.

GMO Small/Mid Cap Growth Fund
The Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index and in companies with similar market capitalizations (“small and mid cap companies”). As of May 31, 2005, the market capitalization of companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, ranged from $20 million to $8 billion. In addition, as of May 31, 2005, the average market capitalization of companies that issue stocks included in the Russell 2500 Index was approximately $2.4 billion and the median market capitalization was approximately $690 million. Under normal circumstances, the Fund invests at least 80% of its assets in investments in small and mid cap companies.

GMO Tax-Managed Small/Mid Cap Fund
The Fund typically makes equity investments in small and mid cap companies that issue stocks traded in the U.S. market and uses quantitative models integrated with tax management techniques to provide investors subject to U.S. federal income tax exposure to the U.S. small and mid cap company equity market. The Manager considers “small and mid cap companies” to be those chosen from among the 3,000 largest capitalized companies, excluding the top 500, with stocks traded in the U.S. market. Under normal circumstances, the Fund invests at least 80% of its assets in investments in small and mid cap companies.

Item 77E: Legal Proceedings - To be provided separately

Item 77I: Terms of new or amended securities

•	GMO Domestic Bond Fund added a new class of fund shares, Class VI, effective July 26, 2005
•	GMO Core Plus Bond Fund added a new class of fund shares, Class IV, effective July 26, 2005

Item 77Q1
(a)	Attached are copies of the following Amendments to the GMO Trust - Declaration of Trust
•	Amendment No. 19: to establish a new series of GMO Trust, GMO Alternative Asset Opportunity Fund, effective March 1, 2005
•
Amendment No. 20: to give authority to make special allocations of income, gain, loss or deduction among Shareholders upon withdrawals or transfers of shares as necessary to avoid mandatory basis adjustments in the assets of the Series as required by relevant provisions of the Internal Revenue Code, effective March 29, 2005

•	Amendment No. 21: to establish two new series of GMO Trust, GMO Strategic Balanced Allocation Fund and GMO World Opportunities Equity Allocation Fund, effective May 16, 2005
•	Amendment No. 22: to establish a new series of GMO Trust, GMO Developed World Stock Fund, effective May 16, 2005
•	Amendment No. 23: to rescind two series of the GMO Trust: GMO International Core Plus Allocation Fund and GMO Real Asset Fund, effective May 25, 2005
•	Amendment No. 24: to amend and restate the Trust’s 18f-3Plan, effective June 14, 2005
•
Amendment No. 25: to make the following fund name changes: GMO Small Cap Value Fund has been changed to: GMO Small/Mid Cap Value Fund, GMO Small Cap Growth Fund has been changed to: GMO Small/Mid Cap Growth Fund and GMO Tax-Managed Small companies Fund has been changed to: GMO Tax-Managed Small/Mid Cap Fund, effective August 31, 2005

•
Amendment No. 26: to establish eight new series of the GMO Trust: GMO U.S. Growth Fund, GMO U.S. Core Equity Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Value Fund, GMO International Core Equity Fund and GMO International Growth Equity Fund, effective August 5, 2005

(b) Attached is a copy of our most recent Supplement dated August 26, 2005 to the GMO Trust Prospectus and SAI, dated June 30, 2005

(e) Attached are copies of the following investment advisory contracts with Grantham Mayo Van Otterloo & Co LLC:
•	GMO Trust on behalf of GMO Alternative Asset Opportunity Fund, March 29, 2005
•	GMO Trust on behalf of GMO Strategic Balanced Allocation Fund, May 27, 2005
•	GMO Trust on behalf of GMO World Opportunities Equity Allocation Fund, May 27, 2005
•	GMO Trust on behalf of GMO Developed World Stock Fund, May 31, 2005
•	GMO Trust on behalf of GMO U.S. Core Equity Fund, August 29, 2005
•	GMO Trust on behalf of GMO U.S. Value Fund, August 29, 2005
•	GMO Trust on behalf of GMO U.S. Intrinsic Value Fund, August 29, 2005
•	GMO Trust on behalf of GMO U.S. Growth, August 29, 2005
•	GMO Trust on behalf of GMO U.S. Small/Mid Cap Value Fund, August 29, 2005
•	GMO Trust on behalf of GMO U.S. Small/Mid Cap Growth Fund, August 29, 2005
•	GMO Trust on behalf of GMO International Core Equity Fund, August 29, 2005
•	GMO Trust on behalf of GMO International Growth Equity Fund, August 29, 2005

Item 81
•	Yes